Exhibit 10.7

BYLINE BANCORP EQUITY INCENTIVE PLAN

1. Establishment; Purpose of Plan; Effective Date.

(a) Establishment. Byline Bancorp, Inc. (formerly known as Metropolitan Bank Group, Inc.), an Illinois corporation (the “Company”), hereby establishes the Byline Bancorp Equity Incentive Plan (the “Plan”).

(b) Purpose. The purpose of the Plan is (i) to promote the long term financial interests and growth of the Company and other Group Companies by attracting, motivating and retaining key management and other personnel having the judgment, experience and ability to contribute significantly to the long-term success of the Group’s businesses, in a manner aligned with the interests of the Company’s stockholders. This Plan is intended to be a “compensatory benefit plan” within the meaning of such term under Rule 701 of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and all stock options granted under the Plan and the issuance of any Shares upon the exercise of stock options are intended to qualify for an exemption from the registration requirements under the Securities Act and applicable state securities laws. In the event that any provision of the Plan would cause any stock options granted under the Plan to not qualify for such an exemption, the Plan shall be deemed automatically amended to the extent necessary to cause all stock options granted under the Plan to qualify for the such exemption.

(c) Effective Date. The Plan shall be effective immediately upon its adoption by the Board of Directors of the Company on                  , 2014. The Plan shall expire on the tenth (10th) anniversary of such date, subject to earlier termination by the Board pursuant to Section 9; provided, that the terms of Grants made before such expiration date shall extend beyond such expiration date in accordance with the terms of the applicable Grant Agreement.

2. Definitions.

As used in the Plan, the following capitalized terms shall be defined as follows:

(a) “Bank” means Byline Bank (formerly known as North Community Bank), a subsidiary of the Company.

(b) “Board” means the board of directors of the Company (or any committee thereof, including the Compensation Committee, delegated the authority to act in place of the Board pursuant to the terms of this Plan).

(c) “Cashless Exercise” has the meaning set forth in Section 5.

(d) “Change in Control” shall mean the first to occur, that is not a Special Change in Control, of:

(i) Any “person” (for all purposes under the Plan, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), other than (1) a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or a subsidiary, or (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (for all purposes under the Plan, as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than 50% of both (x) the total voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the “Voting Stock”) and (y) the fair market value of the outstanding shares of capital stock of the Company (“Economic Stock”);

(ii) Consummation of a reorganization, merger or consolidation, the sale or other disposition of all or substantially all of the assets of the Company (in each such case, a “Business Combination”), unless all or substantially all of the individuals and entities who were the beneficial owners, respectively, of both the Voting Stock and the Economic Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of either (x) the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination or (y) the total fair market value represented by all the voting and nonvoting equity securities of the corporation resulting from the Business Combination (in each such case including, without limitation, an entity which as a result of the Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to the Business Combination, of the Voting Stock and Economic Stock (combined) of the Company; or

(iii) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

The Board shall have the final authority to construe and interpret the provisions of the foregoing paragraphs (i), (ii), and (iii) and to determine whether, and the exact date on which, a “Change in Control” has been deemed to have occurred thereunder.

(e) “Code” means the United States Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board (or the Board if no such committee is then constituted or as otherwise determined by the Board).

(g) “Eligible Person” means an individual, including an officer, in the regular employment of a Group Company, or a non-employee member of the Board, consultant or other person having a service relationship with a Group Company, who, in the opinion of the Committee, is or is expected to have involvement in the management, growth or protection of some part or all of the business of the Group.

(h) “Fair Market Value” means the fair market value of one (1) Share on any given date, as determined in good faith by the Board by a reasonable and consistent application of a valuation method set forth in Section 409A of the Code and the regulations thereunder.

(i) “Grant” means a Stock Option award made to a Participant pursuant to the Plan and described in Section 5.

(j) “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(k) “Group Company” means the Company and any subsidiary of the Company from time to time, and “Group” means all Group Companies, collectively.

(l) “Other Relevant Agreement” shall mean any of the following types of arrangements entered into whether on, before or after the date of Grant between a Group Company and the relevant Participant: (i) contract of employment; (ii) consultancy agreement; service agreement; or (iv) any other agreement or offer letter for the provision of services by the Participant to a Group Company.

(m) “Participant” means an Eligible Person to whom one or more Grants have been made and remain outstanding.

(n) “Special Change in Control” shall mean the first to occur of:

(i) Any person, other than (1) a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or a subsidiary, or (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of both the total Voting Stock and the Economic Stock; or

(ii) A Business Combination of the Company, unless all or substantially all of the individuals and entities who were the beneficial owners, respectively, of both the Voting Stock and the Economic Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of either (x) the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination or (y) the total fair market value represented by all the voting and nonvoting equity securities of the corporation resulting from the Business Combination (in each such case including, without limitation, an entity which as a result of the Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to the Business Combination, of the Voting Stock and Economic Stock (combined) of the Company;

and, in the case of either event under the foregoing subparagraphs (i) or (ii):

(A) the beneficial owners of at least 25% of the Voting Stock and the Economic Stock, in the aggregate, held by the beneficial owners holding all of the Voting Stock and the Economic Stock on June 28, 2013 receive in such transaction either cash or securities that are publicly traded on a securities exchange (and not restricted for more than 30 days other than pursuant to applicable law or regulation); or

(B) such transaction satisfies subparagraph (i) or (ii) by substituting “70%” each place where “50%” appears.

The Board shall have final authority to construe and interpret the provisions of the foregoing paragraphs (i) and (ii), together with subparagraphs (A) and (B), and to determine whether, and the exact date on which, a “Special Change in Control” has been deemed to have occurred thereunder.

(o) “Stock “ means the common stock, no par value, of the Company and “Share” means one (1) share of Stock.

(p) “Stock Option” has the meaning set forth in Section 5.

3. Administration of Plan.

(a) The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b) The Board may delegate to the Committee, or such other committee of the Board as it may in its discretion and in accordance with applicable laws select, any of its duties and authorities hereunder. The Committee may further delegate to the Chief Executive Officer and to other senior officers (if any) of any Group Company its duties under the Plan, subject to applicable laws and such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants.

(c) The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the directors/managers of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee, nor employee or representative of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all such members of the Committee, employees and representatives shall be fully protected and indemnified to the greatest extent permitted by applicable laws by the Company with respect to any such action, determination or interpretation.

4. Eligibility. The Committee may from time to time make Grants under the Plan to such Eligible Persons, or other persons having a relationship with any Group Company, and in such form and having such terms, conditions and limitations as the Committee may determine in its sole discretion. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5. Stock Option Grants. From time to time, the Committee will determine the terms and amounts of Grants for Participants. Such Grants shall be in the form of Stock Options. “Stock Options” are options to purchase Shares for a specified exercise price, exercisable over a specified option term not to exceed ten (10) years from the date of Grant, and subject to vesting and other terms, restrictions and conditions as the Committee shall determine in its sole discretion at the time of Grant and set forth in a Grant Agreement to be entered into with the Participant grantee. Such terms may include the right to receive dividend equivalent payments on vested Stock Options. The exercise price per Share of a Stock Option shall in no event be less than the Fair Market Value on the date the Stock Option is granted (subject to later adjustment pursuant to Section 7). Payment of the Stock Option exercise price shall be made in one or a combination of a the following methods: (i) in cash; (ii) in Shares (any such Shares valued at Fair Market Value on the date of exercise) that the Participant has held for such period of time as may be required to preserve fixed accounting treatment under U.S. generally accepted accounting principles applied by the Company; (iii) if at the time of exercise a Cashless Exercise is not available, through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Stock Option in a manner that is compliant with applicable laws, or (iv) via Cashless Exercise. In each case, such exercise shall conform with the terms of the Plan, the Grant Agreement and applicable laws.

A “Cashless Exercise” is an exercise of a Stock Option by delivery of a properly executed notice together with irrevocable instructions to a cooperating broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Stock Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System); provided, a Cashless Exercise shall only be available during such time when (w) Grants under the Plan are subject to an effective registration under applicable securities laws, (x) Shares issuable upon exercise are not subject to any underwriters or other lock-up restriction, (y) Shares are listed for public trading on a United States stock exchange, and (z) the Committee has entered into or otherwise approved a Cashless Exercise program with a cooperating broker.

6. Limitations and Conditions.

(a) The maximum number of Shares available for Grants under this Plan shall be 12,380,613 Shares and shall consist of authorized but unissued or reacquired Shares or any combination thereof. Shares related to Grants that are forfeited, terminated, canceled, expire unexercised, or are repurchased by the Company shall immediately become available for new Grants. Shares withheld to satisfy payment of the Stock Option exercise price or tax withholding obligations shall not be available for new Grants.

(b) Nothing contained herein shall affect the right of the relevant Group Company to terminate any Participant’s employment or other service relationship at any time or for any reason.

(c) Except as otherwise provided in the Participant’s Grant Agreement, no benefit under the Plan (including any Grant or any Share received or receivable in connection with any Grant) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void and the Participant’s Grant shall thereupon automatically be forfeited without any action by the Company. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(d) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares to be issued to on exercise of a Stock Option unless and until (i) such Shares have been issued by the Company in accordance with the terms of the Participant’s Grant Agreement and (ii) such Participants have been entered into the register of the Company as the holders of such Shares.

(e) No election as to benefits or exercise of any Grant may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(f) Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the relevant Group Company and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a “pension plan” or “welfare plan” under the Employee Retirement Income Security Act of 1974, as amended.

(g) A Grant under this Plan does not form part of the Participant’s entitlement (if any) to remuneration, payment or receipt of any other benefits pursuant to any Other Relevant Agreement he or she may have with a Group Company nor does the existence of any Other Relevant Agreement between any individual and a Group Company give such individual any right or entitlement to have any Grant under this Plan nor any expectation to such Grant. The rights and obligations of a Participant under the terms of his or her Other Relevant Agreement (if any) with a Group Company shall not be affected by any Grant hereunder. The rights granted to a Participant (who is also a party to any Other Relevant Agreement) upon a Grant hereunder shall not afford such Participant any rights or additional rights to compensation or damages in consequence of the loss or termination of his or her office or employment with or his or her provision of services to a Group Company for any reason whatsoever.

(h) A Participant shall not be entitled to any compensation or damages for any loss or potential loss which he or she may suffer by reason of being or becoming unable to exercise a Stock Option under the Plan in consequence of the loss or termination of his or her Other Relevant Agreement with a Group Company for any reason (including, without limitation, any breach of contract).

(i) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of any Group Company thereof, nor shall any assets of any Group Company be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

7. Adjustments. In the event of any share split, spin-off, share combination, reclassification, change of the legal form, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, Special Change in Control, payment of a nonrecurring cash or stock dividend, or other similar transaction or occurrence which affects the equity securities of the Company or the value thereof, the Committee shall (i) adjust the number and kind of Shares subject to the Plan and available for or covered by Grants, (ii) adjust the exercise prices related to outstanding Grants, and/or (iii) take such other action (including, without limitation, providing for payment of a cash amount to holders of outstanding Grants and adjusting performance targets), in each case as it deems reasonably necessary to address, on an equitable basis and subject to applicable laws, the effect of the applicable corporate event on the Plan and any outstanding Grants (including taking into account any potential tax consequences under Section 409A of the Code). Any such adjustment made or action taken by the Committee in accordance with the preceding sentence shall be final and binding upon holders of Stock Options and upon the Company.

8. Change in Control; Special Change in Control. In the event of a Change in Control or Special Change in Control: (a) if determined by the Committee in the applicable Grant Agreement or otherwise determined by the Committee in its sole discretion, any outstanding Grants then held by Participants which are unexercisable or otherwise unvested may automatically be deemed exercisable or otherwise vested, as of immediately prior to such Change in Control or Special Change in Control, as the case may be, and (b) the Committee may, to the extent determined by the Committee to be permitted under Section 409A of the Code, but shall not be obligated to: (i) cancel such Grants for Fair Market Value which, for these purposes shall equal, on a per Share basis, the per Share consideration to be paid in the Change in Control or Special Change in Control transaction, as the case may be, to holders of the same number of Shares subject to such Grant (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares) and which shall equal, on a per Share basis, the excess, if any, of the preceding amount, over the exercise price per Share of such Stock Options (and for the avoidance of doubt, any Stock Options having an exercise price equal to or greater than the per Share consideration to be paid in the Change in Control may be cancelled without payment in respect thereof); (ii) provide for the issuance of substitute awards that will preserve in no less favorable a manner the otherwise applicable terms of any affected Grants previously granted hereunder, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least ten (10) business days prior to the Change in Control, any Stock Options shall be exercisable as to all Shares subject thereto in accordance with Section 5 and that upon the occurrence of such Change in Control or Special Change in Control, such Stock Options shall terminate and be of no further force and effect.

9. Amendment and Termination.

(a) The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan, provided that no such action shall modify any Grant in a manner that is disadvantageous in more than a de minimis manner to a Participant with respect to any outstanding Grants, other than to correct any good faith typographical error or omission, without either (x) the Participant’s consent or (y) the consent of the holders of a majority of the Shares received or receivable under all then- outstanding Grants which are modified in the same or similar manner, except in each case as such modification is provided for or contemplated in the terms of the Grant or this Plan (including, without limitation, Sections 7, 8 and 9(c)) or as may be determined by the Committee to be necessary to comply with applicable laws.

(b) The Board may amend, suspend or terminate the Plan, except that no such action, other than an action under Section 7, 8 and 9(c), may be taken which would, without stockholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Grants, change the requirements relating to the Committee, or extend the term of the Plan. However, no such action shall be materially disadvantageous to a Participant with respect to any outstanding Grants, without either (x) the Participant’s consent or (y) the consent of the holders of a majority of the Shares received or receivable under all then- outstanding Grants which are modified in the same or similar manner, except as otherwise contemplated in the terms of the Grant or the Plan (including, without limitation, Sections 7, 8 and 9(c)) or as may be determined by the Committee to be necessary to comply with applicable laws.

(c) Notwithstanding any provision to the contrary in this Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Grants thereunder with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant or the Group Companies.

(d) This Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. Anything herein to the contrary notwithstanding, (i) if at the time of the Participant’s termination of employment with any Group employer the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six (6) months and one (1) day following the Participant’s termination of employment with all Group Companies (or the earliest date permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment and (ii) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, reasonably determined by the Board in consultation with the Participant, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant). Any payment of any Award that is payable in installments shall be deemed a “separate payment” for purposes of Section 409A of the Code.

10. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Illinois (without regard for its choice of laws rules).

11. Taxes.

(a) The Company (or other Group Company) shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by applicable laws to be withheld with respect to such payment.

(b) Each Grant Agreement shall include a condition that the Participant irrevocably agree to: (a) pay to the Company, or any other Group Company the amount of any applicable federal, state and local tax liability; or (b) enter into arrangements to the satisfaction of the Company, or any other Group Company (including, but not limited to, the Participant’s employing Group Company) for payment of any such tax liability.

(c) Each Participant shall cooperate with the Company, and all other Group Companies, as required, to enable it to complete all administrative formalities and reporting requirements as may be required under any applicable tax, employment, payroll or social security laws in respect of any Grant, acquisition or transfer of any Shares or Stock Options, being given the right to acquire any Shares or Stock Options, or any other transaction or event relating to the Shares and Stock Options, in each case in a timely manner.